Exhibit 11

                          GROW BIZ INTERNATIONAL, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


                                                          Three Months Ended
                                                         June 29,      July 1,
                                                          1996          1995
                                                        ----------   ----------

Net income                                              $  467,500   $  718,300
                                                        ==========   ==========
Shares used in per common share computation:
   Weighted average common shares outstanding            6,415,800    7,251,400

   Dilutive effect of stock options after application
   of the treasury stock method                             91,600      220,700
                                                        ----------   ----------

                                                         6,507,400    7,472,100
                                                        ==========   ==========

Net income per common share                             $      .07   $      .10
                                                        ==========   ==========




                                                           Six Months Ended
                                                         June 29,      July 1,
                                                           1996         1995
                                                        ----------   ----------

Net income                                              $  797,700   $1,090,500
                                                        ==========   ==========
Shares used in per common share computation:
   Weighted average common shares outstanding            6,601,500    7,235,500

   Dilutive effect of stock options after application
   of the treasury stock method                            102,800      240,100
                                                        ----------   ----------

                                                         6,704,300    7,475,600
                                                        ==========   ==========

Net income per common share                             $      .12   $      .15
                                                        ==========   ==========